UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 13, 2007

BPO MANAGEMENT SERVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-28560	22-2356861
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1290 N. Hancock Street, Anaheim, California 92807
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (714) 974-2670

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 - REGISTRANT’S BUSINESS AND OPERATIONS
ITEM 1.01 Entry into a Material Definitive Agreement.

See Item 3.02 for a description of the Series D Convertible Preferred Stock Purchase Agreement, dated June 13, 2007, among BPO Management Services, Inc., and certain institutional investors and for a description of other related agreements.

SECTION 3 - SECURITIES AND TRADING MARKETS
ITEM 3.02 Unregistered Sales of Equity Securities.

On June 13, 2007, we privately placed shares of our Series D Convertible Preferred Stock and various common stock and Series D-2 preferred stock purchase warrants to a limited number of institutional investors for gross proceeds of approximately $14,000,000. C.E. Unterberg, Towbin, Inc., acted as our placement agent. The private placement was exempt from registration under the Securities Act of 1933, as amended, in reliance upon Rule 506 of Regulation D or Section 4(2) for transactions not involving a public offering.

We intend to use the proceeds to complete previously announced acquisitions, fund additional growth in accordance with our business plan, and for general working capital requirements.

Copies of the transaction documents referenced herein and our June 14, 2007, press release announcing these transactions are attached as Exhibits to this Current Report and are incorporated herein by reference.

Preferred Stock and Warrants

The shares of Series D Convertible Preferred Stock that we issued and sold are convertible into approximately 23.3 million shares of our common stock. The three-year Series A Warrants that we granted (initial exercise price of $.90 per share) are exercisable for the purchase of up to approximately 11.7 million shares of our common stock. The five-year Series B Warrants that we granted (initial exercise price of $1.25 per share) are exercisable for the purchase of up to approximately 23.3 million shares of our common stock. If exercised in full, the aggregate Series A Warrant and Series B Warrant proceeds will be approximately $40 million.

One-year Purchase Option

We also granted the investors a one-year option (in the form of Series J Warrants) to purchase up to $21 million of Series D-2 Convertible Preferred Stock, which is convertible into approximately 23.3 million shares of our common stock. At the closing and in connection with such option, we granted the investors three-year Series C warrants (initial exercise price of $1.35 per share), which are exercisable for the purchase of up to approximately 11.7 million shares of our common stock, and five-year Series D Warrants (initial exercise price of $1.87 per share), which are exercisable for the purchase of up to approximately 23.3 million shares of our common stock. The Series C Warrants and the Series D warrants vest only upon the exercise of the Series J Warrants. If exercised in full, the aggregate Series C Warrant and Series D Warrant proceeds will be approximately $60 million. There can be no assurance that any or all of the warrants will be exercised.

9.99% Limitation

The investors have agreed that at no time may any of them exercise a warrant or convert any shares of preferred stock, if, as a result, such investor would beneficially own in excess of 9.99% of our then issued and outstanding shares of common stock. However, on 61 days’ notice an investor may waive such limitation. One of the investors provided notice to us prior to the closing of the private placement that it had elected not to be governed by such percentage limitation.

Registration Rights Agreement

We agreed to prepare and file a “resale” Registration Statement providing for the resale of all of the shares of common stock underlying the preferred stock and the warrants for an offering to be made on a continuous basis pursuant to Rule 415. We agreed to file the registration statement within 30 days of the closing and that it was to be declared effective within 120 days of the closing or, if fully reviewed, within 150 days of the closing. We also agreed to pay to the investors certain amounts as liquidated damages if (i) we do not file a registration statement timely, (ii) it is not declared effective timely, (iii) we fail to file a request for acceleration of the registration statement promptly, (iv) the registration statement ceases to be effective during the period that we are obligated to keep it effective, unless within 15 business days we have filed a subsequent registration statement that is declared effective within such 15-day period, (v) we breach certain provisions of the Registration Rights Agreement, or (vi) trading in our common stock has been suspended or is no longer quoted or is delisted for any reason for more than three business days. Such amount, payable in cash or registered shares of our common stock (at our sole option), is equal to one and one-half percent of the amount of the investors' initial investment for each calendar month or portion thereof during the period that we have not fulfilled our obligations, to an aggregate maximum of 12% of the amount initial investment. If, after we have prepared and filed two pre-effective amendments, the Securities and Exchange Commission does not permit all of the common stock to be included in the registration statement solely because of the application of Rule 415, the investors have agreed to waive their rights to liquidated damages as to the portion of their initial investment that corresponds to the number of common shares not permitted so to be registered. If we elect to pay liquidated damages in registered shares, the number of such shares to be issued shall be an amount equal to the quotient of the liquidated damages amount, divided by the average of the VWAP for the immediately preceding 20 trading days.

We also agreed that we would (i) not register for resale any of our securities other than the shares of common stock issuable to the investors, the shares of common stock underlying the placement agent’s warrants, and 50% of the shares issued by us in certain acquisitions and (ii) use our best efforts to cause the registration statement to be declared effective as promptly as possible and to keep it continuously effective until the investors have sold all of such common stock or are permitted to sell their shares without restriction, pursuant to Rule 144(k).

If we are not permitted to register all of such common stock because of the Securities and Exchange Commission’s application of Rule 415, we agreed to register only such number of shares as we are so permitted. In such event, all of the shares of common stock underlying the placement agent’s warrants and the shares issued by us in certain acquisitions shall be excluded from such registration statement. The securities that the investors will permit us to include in any registration statement shall be prioritized, as follows: first, the shares of our common stock issuable upon conversion of the Series D Preferred Stock; second, the shares of our common stock issuable upon conversion of the Series D-2 Convertible Preferred Stock; and third, the shares of our common stock issuable upon exercise of the other warrants. In the event that we are precluded from registering all of the common stock in the initial registration statement, we shall use our best efforts to file subsequent registration statements to register such shares.

Lock-up Agreement

In connection with the private placement, our directors and officers and certain other individuals agreed with us that they would not, directly or indirectly, dispose of any of the shares of our common stock, or any or our securities convertible into or exchangeable or exercisable for shares of our common stock without obtaining the prior written consent of the investors who purchased a majority of the Series D Preferred Stock. This agreement expires on the earlier of September 30, 2008 or six months following the effective date of the above-referenced registration statements.

Placement Agent Agreement and Finder’s Fees

In connection with an investment banking agreement that we had previously entered with Unterberg, Towbin, at closing we paid them a placement agent fee of $980,000 (equivalent to seven percent of the gross closing proceeds of the private placement) and granted them five-year warrants for the purchase of up to 700,000 shares of our common stock at a per-share exercise price of $0.60. We also granted them certain registration rights.

In connection with a finder’s fee agreement that we had previously entered with George Logan, at closing we paid him a finder’s fee of $280,000 (equivalent to two percent of the gross closing proceeds of the private placement) and granted him seven-year warrants for the purchase of up to 466,667 shares of our common stock at a per-share exercise price of $0.60. We also granted him certain piggy-back registration rights.

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Appointment of Director

On June 13, 2007, Russell Cleveland was appointed to our board of directors. Mr. Cleveland, 68, is the founder, president, chief executive officer, sole director, and majority shareholder of RENN Capital Group, Inc. RENN is the investment adviser to or the manager of all or part of three closed-end mutual funds: (i) Renaissance Capital Growth & Income Fund III, Inc. (AMEX:RCG), (ii) Renaissance US Growth Investment Trust PLC (LSE:RUG), and (iii) US Special Opportunities Trust PLC (LSE:USPU, USPC, USPI, USPZ), and one open-end mutual fund, Premier RENN US Emerging Growth Limited. He also serves on the boards of directors of Renaissance Capital Growth & Income Fund III, Inc. (since 1994), and Renaissance US Growth Investment Trust PLC (since 1996), as well as Access Plans USA (since 2005), a Texas-based, Nasdaq-listed (AUSA), national developer and distributor of quality affordable consumer driven health care programs for individuals, families, affinity groups and employer groups across the nation; CaminoSoft, Corp. (since 2004), a California-based, OTCBB-quoted (CMSF), developer and manufacture software solutions that store, manage, and safeguard large quantities of data created in a business and application settings; Cover-All Technologies, Inc. (since 2001), a New Jersey-based, OTCBB-quoted (COVR), provider of state-of-the-art software products, services and solutions to the property and casualty insurance industry; Integrated Security Systems, Inc. (since 2001), a Texas-based, OTCBB-quoted (IZZI), designer, developer, manufacturer, distributor of and service security and traffic control products used in the commercial, industrial and government sectors; and Tutogen Medical, Inc. (since 1997), a Florida-based, American Stock Exchange-listed (TTG), designer, developer, processor, manufacturer, and marketer of sterile biological implant products made from human (allograft) and animal (xenograft) tissue. Mr. Cleveland is a chartered financial analyst (CFA) with more than 35 years experience as a specialist in investments in smaller capitalization companies. A graduate of the Wharton School of Business, he is a past president of the Dallas Association of Investment Analysts and has also authored a number of books, including Finding Midas: Investing in Entrepreneurial CEOs with the Golden Touch, which was released in June, 2007.

Except in connection with his status with one of the investors in the private placement, Mr. Cleveland has never entered into a transaction with us in which he had, or would have, a material direct or indirect interest and there are no material plans, contracts, or arrangements with us in which he is participating. Mr. Cleveland is not related to any (i) of our directors or executive officers, (ii) persons nominated or chosen by us to become directors or executive officers, (iii) beneficial owner of more than 5% of our securities, or (iv) immediate family members to any such persons.

A copy of our June 18, 2007 press release announcing Mr. Cleveland's appointment is attached as Exhibit 99.2 to this Current Report.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS
Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit

3.6*	Certificate of Designation of the Relative Rights and Preferences of the Series D Convertible Preferred Stock
3.7*	Certificate of Designation of the Relative Rights and Preferences of the Series D-2 Convertible Preferred Stock
10.25*	Form of Indemnity Agreement for directors and officers of the Registrant
10.26*	Series D Convertible Preferred Stock Purchase Agreement dated June 13, 2007 between the Registrant and purchasers named therein
10.26a*	Schedule of Exceptions to Series D Convertible Preferred Stock Purchase Agreement dated June 13, 2007
10.27*	Registration Rights Agreement dated June 13, 2007
10.28*	Lock-Up Agreement dated June 13, 2007
10.29*	Confirmation and Modification to Registration Rights Agreement dated May 31, 2007
10.30*	Form of Series A Warrant to Purchase Shares of Common Stock dated June 13, 2007
10.31*	Form of Series B Warrant to Purchase Shares of Common Stock dated June 13, 2007
10.32*	Form of Series J Warrant to Purchase Shares of Common Stock dated June 13, 2007
10.33*	Form of Series C Warrant to Purchase Shares of Common Stock dated June 13, 2007
10.34*	Form of Series D Warrant to Purchase Shares of Preferred Stock dated June 13, 2007
10.35*	Escrow Agreement dated June 11, 2007
10.36*	Warrant to Purchase Shares of Common Stock dated June 13, 2007, in favor of C.E. Unterberg, Towbin, Inc.
10.37*	Stock Purchase Warrant dated June 13, 2007, in favor of George Logan
99.1*	Press release, dated June 14, 2007
99.2*	Press release, dated June 18, 2007

* filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 18, 2007	BPO MANAGEMENT SERVICES, INC.

	By:	/s/ James Cortens
James Cortens
President

Exhibit Index

Exhibit	Description of Exhibit

3.6	Certificate of Designation of the Relative Rights and Preferences of the Series D Convertible Preferred Stock
3.7	Certificate of Designation of the Relative Rights and Preferences of the Series D-2 Convertible Preferred Stock
10.25	Form of Indemnity Agreement for directors and officers of the Registrant
10.26	Series D Convertible Preferred Stock Purchase Agreement dated June 13, 2007 between the Registrant and purchasers named therein
10.26a	Schedule of Exceptions to Series D Convertible Preferred Stock Purchase Agreement dated June 13, 2007
10.27	Registration Rights Agreement dated June 13, 2007
10.28	Lock-Up Agreement dated June 13, 2007
10.29	Confirmation and Modification to Registration Rights Agreement dated May 31, 2007
10.30	Form of Series A Warrant to Purchase Shares of Common Stock dated June 13, 2007
10.31	Form of Series B Warrant to Purchase Shares of Common Stock dated June 13, 2007
10.32	Form of Series J Warrant to Purchase Shares of Common Stock dated June 13, 2007
10.33	Form of Series C Warrant to Purchase Shares of Common Stock dated June 13, 2007
10.34	Form of Series D Warrant to Purchase Shares of Preferred Stock dated June 13, 2007
10.35	Escrow Agreement dated June 11, 2007
10.36	Warrant to Purchase Shares of Common Stock dated June 13, 2007, in favor of C.E. Unterberg, Towbin, Inc.
10.37	Stock Purchase Warrant dated June 13, 2007, in favor of George Logan
99.1	Press release, dated June 14, 2007
99.2	Press release, dated June 18, 2007